UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2024

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Stock Market LLC The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Loan and Security Agreement with Hercules Capital

In connection with the closing of the Lexington Transaction on July 22, 2024 (as defined and described in Item 2.01 below) and the consent of Hercules Capital, Inc. (“Hercules”) to the disposition of certain collateral assets as a component of the Lexington Transaction, uniQure N.V. (the “Company”), certain of its affiliates and Hercules agreed to amend the Company’s third amended and restated loan and security agreement effective as of closing of the Lexington Transaction (as so amended, the “2024 Amended Facility”). As a condition to Hercules’ consent to the Lexington Transaction and the effectiveness of such amendment, the Company prepaid $50.0 million of the $100.0 million of principal outstanding under the 2024 Amended Facility as well as approximately $3.0 million in end-of-term charges. The remaining $50.0 million of principal outstanding is due along with remaining end-of-term charges at the maturity of the 2024 Amended Facility in January 2027. Except as provided for in the amendment, the terms of borrowing under the 2024 Amended Facility otherwise remain unchanged.

The foregoing description of the 2024 Amended Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the 2024 Amended Facility, which will be filed as an exhibit the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024. The 2024 Amended Facility contains representations, warranties, covenants and other provisions that were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by such parties. The foregoing description of the 2024 Amended Facility is not intended to provide any other factual information about the Company.

Assignment of Lexington Lease and Amendment

In connection with the closing of the Lexington Transaction and the consent of Hartwell Innovation Campus, LLC as landlord (the “Landlord”) with respect to the leased premises located at 113 Hartwell Avenue, Lexington, Massachusetts and the site of the Company’s manufacturing facility (the “Lexington Facility”), uniQure Inc. (“uniQure”) assigned all of its rights, title and interest in and to the lease agreement for the Lexington Facility (the “Lexington Lease”) to Genezen MA, Inc. (“Genezen”), subject to certain retained liabilities and obligations as provided in the applicable assignment and assumption agreement (the “Assignment”). In addition, in connection with the closing of the Lexington Transaction and the Assignment, uniQure, the Landlord and Genezen agreed to modify and amend the Lexington Lease to, among other things, (i) amend the existing uniQure guaranty, (ii) provide for the execution and delivery of a new guaranty by Genezen Holdings, Inc. (“Genezen Holdings”) to the benefit of the Landlord, (iii) extend the term of the Lexington Lease to May 31, 2034, with two additional five-year extension terms available at Genezen’s option, and (iv) provide for certain Landlord contribution amounts available to Genezen for future alterations to the premises.

The foregoing description of the Landlord consent and the Assignment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024. The Landlord consent and the Assignment contain representations, warranties, covenants and other provisions that were made only for purposes of such agreements and as of specific dates, are solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by such parties. The Landlord consent and Assignment are not intended to provide any other factual information about the parties.

Item 2.01Completion of Acquisition or Disposition of Assets.

On July 22, 2024, the Company completed its previously announced sale of the Lexington Facility and certain assets and liabilities related to its manufacturing operations pursuant to the Asset Purchase Agreement dated June 29, 2024 (the “Asset Purchase Agreement”), by and among uniQure, uniQure biopharma B.V., Genezen and Genezen Holdings (the “Lexington Transaction”). At the closing of the Lexington Transaction, uniQure received (i) shares of newly issued Series C preferred stock of Genezen Holdings valued at $12.5 million, which are convertible into Genezen Holdings common stock and accrue an 8% per annum cumulative dividend, and (ii) a $12.5 million convertible promissory note from Genezen Holdings, bearing interest at 8% per annum and maturing 63 months following the date of issuance.

In connection with the closing of the Lexington Transaction, the parties entered into certain additional agreements, including (i) a commercial supply agreement (the “CSA”) pursuant to which Genezen will manufacture and supply for uniQure its requirements of HEMGENIX® pursuant to uniQure’s manufacturing and supply obligations to CSL Behring, (ii) a development and other manufacturing services agreement pursuant to which Genezen will manufacture, supply and provide certain development services to support the requirements of uniQure’s investigational gene therapy programs and for other services related to the manufacture of HEMGEMIX® under the CSA, (iii) a transition services agreement pursuant to which each party will provide transitional services to the other related to the operation of the Lexington Facility for a period following the closing of the Lexington Transaction, and (iv) the Assignment.

The Asset Purchase Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024. The Asset Purchase Agreement contains representations, warranties, covenants and other provisions that were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by such parties. The Asset Purchase Agreement is not intended to provide any other factual information about the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the closing of the Lexington Transaction, on July 22, 2024, the Company notified Pierre Caloz, the Company’s Chief Operating Officer, that his employment was being terminated consistent with the terms of the employment agreement by and between uniQure biopharma B.V. and Mr. Caloz, dated May 17, 2021. The Company wishes to thank Mr. Caloz for his years of leadership, dedication and significant contributions to the Company.

Item 7.01Regulation FD Disclosure

On July 23, 2024, the Company issued a press release announcing the closing of the Lexington Transaction. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information provided in this Item 7.01, including the accompanying Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except to the extent that such filing incorporates by reference any or all of such information by express reference.

Item 9.01Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 23, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: July 23, 2024	By:	/s/ JEANNETTE POTTS
Jeannette Potts
Chief Legal and Compliance Officer